Exhibit 1

Pricing Agreement

January 9, 2012

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

As Representatives of the several

Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

The Republic of South Africa (“South Africa”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 26, 2007 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, South Africa agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from South Africa, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto. Set forth in Schedule III hereto is a complete list of Issuer Free Writing Prospectuses used in connection with offers relating to the Designated Securities.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and South Africa. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to South Africa for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

(signature pages follow)

Very truly yours,

REPUBLIC OF SOUTH AFRICA

By:	/s/ Monale Ratsoma
Name: Monale Ratsoma
Title: Chief Director

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au
Name: Pamela Au
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Gregory Makoff
Name: Gregory Makoff
Title: Managing Director

On behalf of Barclays Capital Inc. and Citigroup Global Markets Inc. and each of the other Underwriters

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Barclays Capital Inc.	US$	600,000,000
Citigroup Global Markets Inc.	US$	600,000,000
Nedbank Capital, a division of Nedbank Limited	US$	150,000,000
Rand Merchant Bank, a division of FirstRand Bank Limited (London Branch)	US$	150,000,000

Total	US$	1,500,000,000

SCHEDULE II

Title of Designated Securities:

4.665% Notes due 2024.

Aggregate principal amount:

US$1,500,000,000.

Price to public:

100% of the principal amount of the Designated Securities, plus accrued interest, if any, from January 17, 2012.

Purchase price by Underwriters:

99.85% of the principal amount of the Designated Securities, plus accrued interest, if any, from January 17, 2012.

Applicable Time:

3:15p.m. New York time on January 9, 2012.

Specified funds for payment of purchase price:

Immediately available funds.

Fiscal Agency Agreement:

Amended and Restated Fiscal Agency Agreement dated as of May 15, 2003, between South Africa and Deutsche Bank Trust Company Americas, as Fiscal Agent.

Maturity:

January 17, 2024.

Interest rate:

4.665%.

Interest payment dates:

January 17 and July 17 of each year, commencing July 17, 2012.

Redemption provisions:

None.

Sinking fund provisions:

None.

Time of Delivery:

10:00 a.m., New York time on January 17, 2012.

Closing location:

Office of Linklaters LLP

1345 Avenue of the Americas

New York, New York 10105

United States of America

Names and addresses of Representatives:

Designated Representatives:

Barclays Capital Inc.

Citigroup Global Markets Inc.

Address for Notices, etc.:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

United States of America

Attention: Syndicate Registration

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States of America

Attention: General Counsel

Selling restrictions:

As listed in the section entitled “Jurisdictional Restrictions” of the Preliminary Prospectus Supplement dated January 9, 2012.

Listings:

The Luxembourg Stock Exchange.

SCHEDULE III

Final Term Sheet dated January 9, 2012 containing the final terms of the Designated Securities substantially in the form set forth in Schedule IV hereto and filed with the Commission under Rule 433 under the Securities Act of 1933.

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-163821

January 9, 2012

Final Term Sheet

Final Terms and Conditions

Republic of South Africa

US$1,500,000,000 Fixed Rate Twelve Year Notes

Issuer:	Republic of South Africa
Securities:	Global Notes
Settlement Date:	January 17, 2012 (T+5)
Expected ratings:	A3 (Moody’s) / BBB+ (S&P) / BBB+ (Fitch)
Size:	US$1,500,000,000
Format:	SEC Registered Global (No. 333-163821)
Ranking:	Unsecured
Maturity Date:	January 17, 2024
Interest Payment Dates:	January 17 and July 17, beginning July 17, 2012
Redemption:	Not redeemable by the Issuer prior to maturity
Coupon:	4.665% per annum (payable semi-annually, 30 / 360)
Re-offer price:	100%
Re-offer yield:	4.665%
Benchmark bond:	UST 2.00% due November 2021
Benchmark cash price*:	100-10
Benchmark yield*:	1.965%
Re-offer spread over Benchmark:	+270 bps
Listing:	Luxembourg Stock Exchange
Minimum denominations:	US$100,000 and integral multiples of US$1,000 in excess thereof
CUSIP:	836205AQ7
ISIN:	US836205AQ75
Governing Law:	New York
Joint Lead Managers:	Barclays Capital, Citigroup
Co-Managers:	Nedbank Capital, Rand Merchant Bank
B&D:	Citigroup

*	Market data as of pricing

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

A prospectus supplement of the Republic of South Africa (which includes the prospectus) accompanies the free-writing prospectus supplement and is available from the SEC’s website at: http://www.sec.gov/Archives/edgar/data/932419/000119312512005862/d267756d424b3.htm.

Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. at +1 (800) 438-3242; or Citigroup Global Markets Inc. at +1 (877) 858-5407.